Exhibit 99.1

Easterly Acquisition Corp. and JH Capital Announce

$125 Million Financing Led by Fortress

— $125 million financing will enable JH Capital to purchase $1 billion face value of consumer debt receivables beginning in the first quarter of 2018 —

Los Angeles and New York, January 4, 2018 – Easterly Acquisition Corp. (NASDAQ: EACQ) and JH Capital Group Holdings, LLC (“JH Capital”) today announced that global credit investor Fortress Credit Corp. (“Fortress”), an affiliate of Fortress Investment Group, led a $125 million financing to support JH Capital’s acquisition of defaulted consumer receivables from a diversified group of 10 lenders. JH Capital experienced a surge in the supply of defaulted receivables in the fourth quarter of 2017 and expects to invest much of this new cash during the first quarter of 2018.

JH Capital is a national leader in purchasing charged-off consumer debt from major financial institutions. JH Capital’s other businesses include a national debt settlement service, consumer and commercial loan origination platforms as well as a captive collections agency. In June 2017, Easterly Acquisition announced a planned business combination with JH Capital under which it will acquire JH Capital and rename the company JH Capital Group Holdings, Inc. (“JH Capital Inc.”). This acquisition is expected to enhance JH Capital Inc.’s competitive position significantly, accelerate its strategic development and cement its long-term growth in providing end-to-end solutions throughout the defaulted consumer credit lifecycle. The combination is expected to be completed by March 31, 2018.

The $125 million financing led by Fortress closed on December 28, 2017 and will enable JH Capital to take advantage of growing purchasing opportunities in the debt marketplace, including the purchase of approximately $1 billion face value of consumer receivables from the closing date of the financing beginning in the first quarter of 2018. Historically, JH Capital has collected defaulted receivables valued at more than 2.4 times the amount of its original investment.

JH Capital recently estimated it would complete $140 million in portfolio purchases during 2017. JH Capital exceeded its 2017 plan with $149 million in purchases and, with this additional purchasing capacity, now expects purchases of $75 million during the first quarter of 2018 alone. This purchase volume is ahead of the $52 million in first quarter 2018 purchases previously announced.

The financing also provides additional financial strength to enter into future forward flow agreements, through which JH Capital is able to acquire debt from lenders at contractually agreed prices. These forward flow agreements provide JH Capital with a guaranteed source of debt purchases over time, providing financial institutions the ability to dispose of charge-offs more efficiently.

“The investment by Fortress reflects our belief that credit normalization and the growth of net charge-offs will dramatically increase market opportunities during the next three months. Fortress acted quickly and allowed us to take advantage of larger-than-expected opportunities as they arise in the marketplace,” said Glenn Corey, Chief Financial Officer of JH Capital.

As part of the agreement, Fortress will receive warrants for 888,000 shares of JH Capital Inc.’s common stock following the close of the business combination between Easterly Acquisition and JH Capital. The Fortress warrants will be non-dilutive to Easterly Acquisition shareholders.

“JH Capital has the capital it needs to continue to deliver on its business plan,” said Darrell Crate, Chairman of the Board of Easterly Acquisition. “The improving fundamentals in this sector will continue to attract more capital and provide attractive returns to investors. JH Capital is well positioned to capture their share of this growth.”

About JH Capital

JH Capital is a specialty finance business that offers end-to-end solutions to customers at every stage of the distressed credit cycle, from default to rehabilitation. Its largest segment buys defaulted consumer receivables and strategically places the accounts for collection. Additionally, JH Capital helps consumers rehabilitate their credit profile by advocating on their behalf in the settlement of third-party debt. By leveraging a proprietary combination of data and models, JH Capital can offer loans to select, prequalified consumers, pioneering financial solutions that aim to restore their credit profiles and refinance their existing obligations. JH Capital has a high level of earnings visibility created by contracted, fixed-price forward flow agreements to purchase debt from major financial institutions. Its data-driven, analytical culture has yielded consistent and predictable results relative to expectation. For more information, visit https://jhcapitalgroup.com/.

About Easterly Acquisition Corp.

Easterly Acquisition is a Special Purpose Acquisition Company sponsored by Easterly Acquisition Sponsor, LLC, an affiliate of Easterly LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. Easterly Acquisition completed its initial public offering in August 2015, raising $200 million in cash proceeds. Easterly Acquisition’s officers and certain of its directors are affiliated with Easterly LLC. For more information about Easterly Acquisition, please visit www.easterlyacquisition.com.

About Easterly LLC

Easterly LLC is a private asset management holding company. Easterly LLC is affiliated with Easterly Partners Group, which acquires and develops ownership stakes in select asset management businesses seeking to accelerate growth, institutionalize their products and platforms further and generate enterprise value. For more information about Easterly Partners Group, please visit www.easterlypartners.com.

Easterly LLC is also associated with Easterly Government Properties, Inc. For more information about Easterly Government Properties, Inc., please visit www.easterlyreit.com.

Additional Information About the Transaction and Where to Find It

This communication relates to a proposed business combination and may be deemed to be solicitation material in respect of the proposed business combination. The proposed business combination will be submitted to the stockholders of Easterly Acquisition for their approval. In connection with the stockholder vote on the proposed business combination, Easterly Acquisition intends to file with the SEC a proxy statement on Schedule 14A. This communication is not a substitute for the proxy statement that Easterly Acquisition will file with the SEC or any other documents that Easterly Acquisition may file with the SEC or send to its stockholders in connection with the proposed Business Combination. The proxy statement will contain important information about Easterly Acquisition, JH Capital, Jacobsen Credit Holdings, LLC, NJK Holding LLC, Kravetz Capital Funding LLC, the proposed business combination and related matters.  Investors and security holders are urged to read the proxy statement carefully when it is available.

A copy of the definitive proxy statement when available will be sent to all stockholders of Easterly Acquisition as of the record date to be established for seeking the required stockholder approval. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Easterly Acquisition through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement, once it is filed, from Easterly Acquisition by accessing Easterly Acquisition’s website at www.easterlyacquisition.com. Information contained on any website referenced in this communication is not incorporated by reference in this communication.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements may relate to the proposed business combination transaction between Easterly Acquisition and JH Capital (the “Proposed Transaction”) and any other statements relating to future results, strategy and plans of Easterly Acquisition and JH Capital (including certain projections, business trends, and statements which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or that state certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of Easterly Acquisition or JH Capital, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. For JH Capital, these risks and uncertainties include, but are not limited to, its revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, fluctuations in debt purchasing, investigations or enforcement actions by governmental authorities; individual and class action lawsuits, the result of future financing efforts and its dependence on key personnel. For Easterly Acquisition, factors include, but are not limited to, the successful combination of Easterly Acquisition with JH Capital’s business, amount of redemptions, the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals and to successfully close the transaction. Additional information on these and other factors that may cause actual results and Easterly Acquisition’s performance to differ materially is included in Easterly Acquisition’s periodic reports filed with the SEC, including but not limited to Easterly Acquisition’s Form 10-K for the year ended December 31, 2016 and subsequent Forms 10-Q. Copies may be obtained by contacting Easterly Acquisition or the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Easterly Acquisition undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

Easterly Acquisition, JH Capital, Jacobsen Credit Holdings, LLC, NJK Holding LLC, Kravetz Capital Funding LLC and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Easterly Acquisition stockholders in respect of the Proposed Transaction. Information about the directors and executive officers of Easterly Acquisition is set forth in Easterly Acquisition’s proxy statement on Schedule 14A filed on July 10, 2017. Information about the directors and executive officers of JH Capital and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, will be set forth in Easterly Acquisition’s preliminary proxy statement, when available. Investors may obtain additional information about the interests of such participants by reading such proxy statement when it becomes available.

Contacts:

JH Capital	Easterly Acquisition
Investor Relations	Investor Relations
JH Capital Group Holdings, LLC	Easterly Acquisition Corp.
(818) 251-9911	(646) 712-8300
ir@jhcapitalgroup.com	ir@easterlyacquisition.com